Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                            SECURITIES ACT OF 1933

                        DATA RESEARCH ASSOCIATES, INC.

            (Exact name of registrant as specified in its charter)

       MISSOURI                                                43-1063230
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)

                             1276 North Warson Road
                           St. Louis, Missouri 63132
                                 (314) 432-1100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Michael J. Mellinger
                 Chairman, President and Chief Executive Officer
                          Data Research Associates, Inc.
                              1276 North Warson Road
                             St. Louis, Missouri 63132
                                 (314) 432-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please address a copy of all communication to:

                              Thomas G. Lewin, Esq.
                           Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                          101 South Hanley Road, Suite 1600
                             St. Louis, Missouri 63105
                                 (314) 862-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box /x/.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box / /.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                        CALCULATION OF REGISTRATION FEE

Title of       Amount to be       Proposed       Proposed       Amount of
Securities     Registered(1)      Maximum        Maximum        Registration
to be                             Price          Aggregate      Fee
Registered                        Per Share(2)   Offering
                                                 Price (2)

Common         300,000            $13.3125       $3,993,750     $1,210.23
Stock,
$.01
Par
value
per share

(1) This Registration Statement also pertains to an indeterminate number of additional shares of Common Stock pursuant to anti-dilution and adjustment provisions of the Dividend Reinvestment and Stock Purchase Plan of Data Research Associates, Inc.

(2) Calculated pursuant to Rule 457(h), based on the average of the high and low prices per share of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Market System for October 22, 1997, on which day such average was $13,3125.

Prospectus

                         Data Research Associates, Inc.

                 Dividend Reinvestment and Stock Purchase Plan

     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Data Research Associates, Inc. (the "Company") provides holders of record of shares of the Company's common stock, par value $.01 (the "Common Stock"), with a convenient and economical way to purchase additional shares of Common Stock without fees of any kind, and in the case of reinvested dividends to make such purchases at a 5% discount from the market price of the Common Stock (determined as set forth in Question 12). Any holder of record of shares of Common Stock is eligible to participate in the Plan.

     A participant may elect to invest in Common Stock under the Plan in the following ways:

(1) Full Dividend Reinvestment -- reinvesting dividends on all shares of Common Stock held by the participant. Participants may also make optional cash payments of no less than $25 per investment up to $25,000 in the aggregate in each calendar year for the purchase of Common Stock at its market price.
(2) Partial Dividend Reinvestment -- reinvesting dividends on less than all shares of Common Stock held by the participant while continuing to receive cash dividends on the remaining shares Participants may also make optional cash payments of no less than $25 per investment up to $25,000 in the aggregate in each calendar year for the purchase of Common Stock at its market price.
(3) Optional Cash Payments -- making optional cash payments of no less than $25 per investment up to $25,000 in the aggregate in each calendar year for the purchase of Common Stock at its market price, whether or not any dividends on shares of Common Stock held by the participant are being reinvested.

     Shares of Common Stock purchased under the Plan will be purchased either directly from the Company or in the open market. Cash dividends on shares of Common Stock held in a participant's account under the Plan are always automatically reinvested to purchase additional shares of Common Stock regardless of which investment option is selected.

     The purchase price of each share of Common Stock purchased with reinvested dividends will be 95% of the market price for the relevant date of investment. (See Question 12.) The purchase price of shares of Common Stock purchased with optional cash payments will be 100% of such market price.

     The Common Stock is listed on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ-NMS"). The closing price of the Common Stock as reported on the NASDAQ-NMS on October 22, 1997 was $13.50 per share.

     This Prospectus relates to up to 300,000 shares of Common Stock registered for sale under the Plan. Such shares may be either authorized but unissued shares or shares reacquired and held in the Company's treasury. Common Stock may also be purchased in the open market. This Prospectus also covers an indeterminate number of shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

     It is suggested that this Prospectus be retained for future reference.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is October 23, 1997.

                               TABLE OF CONTENTS
                                                                         Page

Available Information                                                       4
The Company                                                                 5
The Plan                                                                    5
   Purpose and Advantages                                                   5
   Administration                                                           7
   Participation                                                            7
   Costs                                                                   10
   Purchases                                                               10
   Optional Cash Payments                                                  11
   Reports to Participants                                                 12
   Dividends on Fractions of Shares                                        13
   Issuance of Certificates for Common Stock                               13
   Termination of Participation                                            15
   Safekeeping                                                             16
   Other Information                                                       16
   Taxes                                                                   18
Use of Proceeds                                                            20
Documents Incorporated by Reference                                        20
Legal Matters                                                              21
Experts                                                                    21
Indemnification                                                            22

     This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which this Prospectus relates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

     No person has been authorized to give any information or to make any representations other than as contained in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, on the written or oral request of any such person directed to the Shareholder Relations Department, Data Research Associates, Inc., 1276 North Warson Road, St. Louis, Missouri 63132, telephone
(314) 432-1100, a copy of any and all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the
Commission: Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or on the Commission's web site: http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NASDAQ-NMS, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock is listed.

                                THE COMPANY

     Data Research Associates, Inc., a Missouri corporation, together with its subsidiaries, is a leading systems integrator for libraries and other information providers, offering its own proprietary information services software; third party software and hardware; Internet, World Wide Web and other networking services; and other related support services. The Company provides a selection of automation systems: the Data Research System, the INLEX/3000 System, and the MultiLIS System. Each of these is a comprehensive, fully integrated package of modular software applications and is designed to allow customers to add applications without modifying their existing databases, hardware or software. The Company also provides a wide variety of services designated to support the automation of the library. The Company's software packages are adaptable for use in academic, public, school and special libraries ranging from single libraries to large, multi-branch systems and consortia. The Company's library customer base at September 30, 1997, is more than 650 systems serving over 2,100 individual libraries in the United States, Canada, Europe, South America, and the Pacific Rim. The Company provides internet services to corporations and institutions outside of its traditional library market.

     Recognizing a trend toward increased sharing of information resources among libraries, the Company has designed and implemented electronic networking services that allow libraries to share information resources and reduce their costs of acquiring and maintaining such resources. The Company has also established itself as a leader in the development of transparent networking. Products and services associated with DRA Net, the Company's dedicated, high-speed telecommunications network, facilitate what management believes is an evolution toward the "library without walls"-- a library whose information resources are not limited by its physical boundaries.

     The Company's principal executive offices are located at 1276 North Warson Road, St. Louis, Missouri 63132, telephone number (314) 432-1100.


                                   THE PLAN

     The following question and answer statements constitute the full provisions of the Company's Dividend Reinvestment and Stock Purchase Plan effective October 23, 1997.

PURPOSE AND ADVANTAGES

1.  What is the purpose of the Plan?

     The purpose of the Plan is to provide holders of record of shares of Common Stock with a simple and convenient method of investing cash dividends on Common Stock and optional cash payments in additional shares of Common Stock without payment of any brokerage commissions, service charges or other fees.

     Each participant in the Plan who has elected to have his or her cash dividends reinvested will be deemed to have applied such cash dividends to the purchase of additional shares of Common Stock pursuant to the Plan. To the extent that such additional shares are purchased directly from the Company, the Company will receive additional funds to be used for general corporate purposes, including working capital. The Plan offers eligible holders a convenient opportunity for long-term investment. The Plan is not intended to provide a mechanism for generating assured short-term profits through rapid turnover of shares acquired at a discount. Accordingly, the Company reserves the right to modify, suspend or terminate participation by certain otherwise eligible holders in the purchase price discount feature of the Plan, or otherwise, in order to eliminate such practices.

2.  What are the advantages of the Plan?

     A participant in the Plan may (a) have cash dividends on all of his or her shares of Common Stock automatically reinvested in Common Stock or (b) have cash dividends on a portion of his or her shares of Common Stock automatically reinvested in Common Stock or (c) whether or not a holder of Common Stock has elected to have any cash dividends automatically reinvested, invest in additional shares of Common Stock by making optional cash payments of no less than $25 per investment up to a maximum of $25,000 in the aggregate in each calendar year.

     - Discount. The purchase price of shares of Common Stock purchased with reinvested dividends will be 95% of the market price as more fully explained in Question 12 below. The purchase price of shares of Common Stock purchased with optional cash payments will be 100% of such market price. No brokerage commissions, service charges or other fees are paid by a participant in connection with purchases under the Plan.

     - Full Investment. Full investment of funds is possible under the Plan because fractions of shares, as well as whole shares, will be credited to a participant's account. Further, dividends in respect of such fractions, as well as whole shares, will be reinvested in additional shares of Common Stock that will also be purchased at a 5% discount from the market price and will be credited to a participant's account.

     - Safekeeping. A participant avoids the need for safekeeping of certificates for shares of Common Stock credited to his or her account under the Plan because they are held by the Plan. In addition, participants may deposit for safekeeping in their Plan account any stock certificates for Common Stock registered in their names through the free custodial service described in Question 26. Dividends on such shares deposited for safekeeping under the Plan will also be reinvested. (See Questions 26 and 27.) By making such a deposit, participants are relieved of the responsibility for loss, theft or destruction of the certificates.

     - Record-keeping. Regular statements of account will be mailed to each participant in the Plan as soon as practicable after each purchase of Common Stock under the Plan. Such statements will show the date of the investment, the amounts invested, the purchase price, the number and the market value of shares of Common Stock purchased and the number of shares of Common Stock in the participant's account, thus providing simplified record-keeping.

ADMINISTRATION

3.  Who administers the Plan for participants?

     Harris Trust and Savings Bank (the "Plan Administrator"), which has been designated by the Company as its transfer agent for the Common Stock, administers the Plan for participants, maintains records, sends statements of account to participants and performs other duties relating to the Plan. The Plan Administrator will hold for safekeeping shares of Common Stock purchased for, or deposited for safekeeping by, each participant until termination of participation in the Plan or receipt of a written request from a participant for the issuance of a certificate for all or a portion of such shares. Shares of Common Stock purchased under the Plan and held by the Plan Administrator will be registered in its name or the name of one of its nominees and will be credited to the account of each participant. As the record holder of shares of Common Stock held for participants under the Plan, the Plan Administrator will receive dividends on such shares of Common Stock, will credit such dividends to each participant's account on the basis of full and fractional shares held in each account, and will automatically reinvest such dividends in additional shares of Common Stock. In the event that the Plan Administrator should resign or otherwise cease to act as agent, the Company will make such other arrangements as it deems appropriate for the administration of the Plan.

     The Plan Administrator also serves as dividend disbursing agent, principal transfer agent and registrar of the Common Stock.

     The Plan Administrator may be contacted by mail at:

               Harris Trust and Savings Bank
               Dividend Reinvestment Department
               P.O. Box A3309
               Chicago, Illinois 60690-9939

     Telephone inquiries may be made to the Plan Administrator at 312-360-5291. Please mention Data Research Associates, Inc. in all correspondence.

PARTICIPATION

4.  Who is eligible to participate?

     All record holders of shares of Common Stock are eligible to participate in the Plan. In order to be eligible to participate in the Plan any shareholder whose shares are registered in a name other than his or her own (e.g., in the name of a broker or bank nominee) must become a shareholder of record by having shares which are to be subject to the Plan transferred into his or her own name.

5.  How does an eligible shareholder join the Plan?

     A holder of record of shares of Common Stock may join the Plan by completing and signing an Enrollment and Authorization Card and returning it to the Plan Administrator. A postage-paid envelope is provided with the Enrollment and Authorization Card for this purpose. Enrollment and Authorization Cards may be obtained at any time by written request to Data Research Associates, Inc., 1276 North Warson Road, St. Louis, Missouri 63132,
Attention: Shareholder Relations Department, or to the Plan Administrator, at the address set forth in Question 3. A participant may change his or her investment authorization by written notice to the Plan Administrator at the address set forth in Question 3. Where the stock is registered in more than one name (i.e., joint tenant, trustees, etc.), all registered holders must sign.

6. Must a shareholder submit his or her certificates for Common Stock to the Plan Administrator in order to participate in the Plan?

     No. A participant should retain the stock certificates registered in his or her name and indicate on the Enrollment and Authorization Card whether the dividends on all or some number of such shares should be reinvested in shares of Common Stock. Of course, if the participant wishes to take advantage of the

Plan's safekeeping feature, stock certificates for Common Stock may be sent to the Plan Administrator as set forth in Question 26. All shares of Common Stock purchased under the Plan will be held by the Plan for the account of the participant, until withdrawn by the participant.

7.  When may an eligible shareholder join the Plan?

     An eligible shareholder may join the Plan at any time and investments will be made on his or her behalf as follows:

     If an Enrollment and Authorization Card requesting reinvestment of Common Stock dividends is received by the Plan Administrator on or prior to the record date established for a particular Common Stock dividend, reinvestment will begin with that dividend payment date.

     Dividend record dates for the Common Stock in 1998 (and the related payment dates) were or are anticipated to be as follows:


            Record Date                         Payment Date

            January 14, 1998                    January 28, 1998

     It is anticipated that dividend record dates and payment dates for the Common Stock in the future will be at approximately the same times of the year as they currently are scheduled to occur.

     If an Enrollment and Authorization Card is received by the Plan Administrator after the record date established for a particular Common Stock dividend, reinvestment of dividends will begin with the dividend payment date immediately following the next dividend record date, if such shareholder is still a holder of record.

     All optional cash payments received prior to an Investment Date (as defined in Question 11) will be invested for that Investment Date. Such payments received on or after an Investment Date will be invested for the next succeeding Investment Date. (See Questions 11 and 14 through 17.)

8.  What does the Enrollment and Authorization Card provide?

     The Enrollment and Authorization Card provides for the purchase of additional shares of Common Stock through the following investment options:

     A. "FULL DIVIDEND REINVESTMENT", which directs the Company to pay the Plan Administrator for reinvestment in accordance with the Plan all of the participant's cash dividends on all shares of Common Stock then or subsequently registered in his or her name, and which permits the participant to make optional cash payments of not less than $25 per investment up to an aggregate of $25,000 per year, for the purchase of additional shares of Common Stock in accordance with the Plan.

     B. "PARTIAL DIVIDEND REINVESTMENT", which directs the Company to pay the Plan Administrator for reinvestment in accordance with the Plan cash dividends on less than all shares of Common Stock then registered in the participant's name while continuing to pay the participant cash dividends on the remaining shares of Common Stock. This option also permits the participant to make optional cash payments of not less than $25 per investment up to an aggregate of $25,000 per year, for the purchase of additional shares of Common Stock in accordance with the Plan.

     C. "OPTIONAL CASH PAYMENTS", which permits the participant to make optional cash payments of not less than $25 per investment up to an aggregate of $25,000 per year for the purchase of additional shares of Common Stock in accordance with the Plan.

     Regardless of the option selected, all cash dividends on shares of Common Stock credited to a participant's account as a result of reinvestment of dividends, shares purchased with optional cash payments under the Plan and shares held under the safekeeping deposit feature will be automatically reinvested in accordance with the Plan. A participant may change his or her election by written notice to the Plan Administrator at the address set forth in Question 3.

     The Enrollment and Authorization Card also appoints the Plan
Administrator agent for each participant and directs the Plan Administrator to apply cash dividends and any optional cash payments a participant might make to the purchase of shares of Common Stock in accordance with the terms of the Plan.

COSTS

9. Are there any costs to participants in connection with purchases under the Plan?

     No. All costs of administration of the Plan are paid by the Company. There are no brokerage commissions, service charges or other fees charged to participants in connection with the purchase of shares of Common Stock under the Plan. However, if a participant asks the Plan Administrator to sell shares of Common Stock held in his or her account under the Plan, any brokerage commissions paid in connection with such sale will be charged to such participant along with a $10.00 service charge. (See Question 25.)

PURCHASES

10.  What is the source of Common Stock purchased under the Plan?

     Shares of Common Stock will be purchased, at the Company's discretion, either directly from the Company, in which event such shares will be either authorized but unissued shares or shares held in the treasury of the Company, or on the open market, or by combination of the foregoing.

11.  When will shares be purchased under the Plan?

     In a month in which a regular dividend is paid on the Common Stock, the investment date for the regular dividend on the Common Stock and any optional cash payments is the dividend payment date; but in a month in which a dividend payment date for Common Stock does not occur, the investment date for optional cash payments is the 15th day of such month (each, an "Investment Date"). In any case, if an Investment Date falls on a day that is not a trading day, the investment date is deemed to be the prior trading day.

     Purchases of Common Stock from the Company will be made on the relevant Investment Date. Purchases on the open market will begin on the Investment Date and will be completed no later than 30 days from such date except where completion at a later date is necessary or advisable under any applicable federal securities laws. Such purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transactions and may be subject to such terms with respect to price, delivery, and other terms as the Plan Administrator may agree to. Neither the Company nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

     In general, shares of Common Stock purchased with optional cash payments in advance of the record date for Common Stock dividends in any quarter will be entitled to that quarter's dividend.

12.  What will be the price of shares of Common Stock purchased under the Plan?

     The purchase price of each share of Common Stock purchased by a participant in the Plan with reinvested dividends will be 95% of the market price (determined as described below). The purchase price of shares purchased with optional cash payments will be 100% of such market price. Such purchase prices per share are hereinafter referred to as the "Purchase Price". In the case of shares of Common Stock purchased from the Company, the "market price" is the average of the high and low sales prices of a share of Common Stock as quoted on the NASDAQ-NMS for the Investment Date. If there is no trading in the shares of Common Stock on the NASDAQ-NMS on any Investment Date, the market price will be determined by the Company on the basis of such market quotations as it shall deem appropriate. In the case of purchases of Common Stock on the open market, the "market price" will be the weighted average purchase price of shares purchased for the relevant Investment Date.

13.  How many shares of Common Stock will be purchased for participants?

     The number of shares of Common Stock to be purchased depends on the amount of a participant's reinvested dividends and any optional cash payments and the Purchase Price of the shares. Each participant's account will be credited with that number of shares, including fractions computed to at least three decimal places, equal to each participant's total amount to be invested divided by the Purchase Price.

OPTIONAL CASH PAYMENTS

14.  How does the cash payment option work?

     Optional cash payments received from a participant prior to an Investment Date will be applied by the Plan Administrator to the purchase of additional shares of Common Stock on such Investment Date if Common Stock is purchased from the Company and as soon as practicable (as explained in Question 11) after such Investment Date if Common Stock is purchased on the open market. If such cash payments are received on or after the Investment Date, the optional cash payments will be invested by the Plan Administrator for the next succeeding Investment Date. Such purchases will be made at 100% of the market price described in Question 12.

     All cash dividends payable on shares of Common Stock credited to the account of a participant under the Plan, whether such shares were purchased with reinvested dividends or optional cash payments or such shares are held under the safekeeping deposit feature, will be automatically reinvested in additional shares at 95% of the applicable market price. (See Question 12.)

15.  How may optional cash payments be made?

     An initial optional cash payment may be made by a registered holder of Common Stock when enrolling in the Plan by enclosing a check or money order payable to the "Harris Trust & Savings Bank -- Data Research Associates, Inc."

with the Enrollment and Authorization Card and returning them to the Plan Administrator at the address set forth in Question 3. After enrolling, optional cash payments may be made through the use of a cash payment form which will be attached to a participant's statement of account. The same amount of money need not be sent each month and there is no obligation to make an optional cash payment in any month. (See Question 8.)

     Each optional cash payment made by a participant must be at least $25, and the sum of all such payments cannot exceed $25,000 for any calendar year. All purchases made with optional cash payments will appear on the statement of account sent to each participant following such purchases of shares of Common Stock under the Plan.

     In the event that any participant's check for a cash contribution is returned unpaid for any reason, Harris will consider the request for investment of such funds null and void and shall immediately remove from the Participant's account shares, if any, purchased upon the prior credit of such funds. Harris shall thereupon be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, Harris shall be entitled to sell such additional shares from the Participant's account as may be necessary to satisfy the uncollected balance.

16. When will optional cash payments received by the Plan Administrator be invested?

     Optional cash payments will be invested once each month on the Investment Date. (See Questions 11 and 14.) Under no circumstances will interest be paid on optional cash payments. Participants are therefore advised to transmit their optional cash payments so as to be received by the Plan Administrator as close as possible but prior to the Investment Date for that month.

17.  Under what circumstances will optional cash payments be returned?

     Optional cash payments received by the Plan Administrator prior to any Investment Date will be returned to the participant upon written request received by the Plan Administrator at least two business days prior to such Investment Date. Any optional payments in excess of the $25,000 limit for each calendar year will be returned.

REPORTS TO PARTICIPANTS

18.  What kinds of reports will be sent to participants in the Plan?

     As soon as practicable after each Investment Date on which shares of Common Stock have been purchased for a participant's Plan account, a statement of account will be mailed to such participant by the Plan Administrator. Each statement of account received by a participant will be cumulative for each calendar year. The statement is a participant's continuing record of the cost of his or her purchases and should be retained for income tax purposes. In addition, each participant will receive copies of communications sent to holders of the Common Stock generally, including the Company's Quarterly Report to Shareholders, Annual Report to Shareholders, Notice of Annual Meeting and Proxy Statement, and any Internal Revenue Service information for reporting dividend income.

DIVIDENDS ON FRACTIONS OF SHARES

19.  Will participants be credited with dividends on fractions of shares?

     Yes. Dividends with respect to fractions of shares of Common Stock held under the Plan, as well as whole shares of Common Stock, will be credited to the participant's account and will be reinvested in additional shares.

ISSUANCE OF CERTIFICATES FOR COMMON STOCK

20.  Will certificates be issued for shares of Common Stock purchased?

     No certificate will be issued to a participant for shares of Common Stock credited to his or her account unless he or she so requests of the Plan Administrator in writing, or until his or her account is terminated.

     The number of such shares of Common Stock credited to an account under the Plan will be shown on the participant's statement of account. This service protects against loss, theft or destruction of stock certificates.

     At any time, a participant may request in writing that the Plan Administrator send him or her a certificate for all or a portion of the whole shares of Common Stock credited to his or her account as described in Question
21. Any remaining whole shares and any fractions of a share will continue to be credited to the participant's account. (See Question 22.)

     Shares of Common Stock credited to the account of a participant under the Plan may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in his or her name.

     Certificates for fractions of a share will not be issued to participants under any circumstances. (See Questions 21 and 25.)

     An institution that is required by law to maintain physical possession of certificates may request the issuance of certificates for whole shares purchased under the Plan. This request should be mailed to the Plan Administrator at the address set forth in Question 3.

21.  Can a participant withdraw shares of Common Stock held under the Plan?

     Yes. Certificates for any number of whole shares held in the participant's account under the Plan will be issued upon receipt by the Plan Administrator of a written request signed by the participant, specifying the number of whole shares to be withdrawn. This request should be sent to the Plan Administrator at the address set forth in Question 3 and should contain a reference to Data Research Associates, Inc. Depending on the participant's authorization, the dividends on these withdrawn shares may continue to be reinvested pursuant to the Plan. (See Question 22.)

22. Will dividends on shares of Common Stock withdrawn from the Plan continue to be reinvested?

     If the participant has authorized "Full Dividend Reinvestment", cash dividends with respect to shares of Common Stock withdrawn from a participant's account will continue to be reinvested. If, however, cash dividends with respect to only part of the shares of Common Stock registered in a participant's name are being reinvested, the Plan Administrator will continue to reinvest dividends on only the number of shares specified by the participant on the Enrollment and Authorization Card unless a new Enrollment and Authorization Card specifying a different number of shares is delivered.

23. What happens when a participant sells or transfers all or a portion of the shares of Common Stock registered in his or her name?

     Even if a participant disposes of all of the shares of Common Stock registered in his or her name, the Plan Administrator will continue to reinvest the dividends on the shares of Common Stock that remain credited to his or her account under the Plan, until a written request for withdrawal from the Plan is received from the participant. (See Question 25.)

     If a participant who is reinvesting the cash dividends on part of the shares of Common Stock registered in his or her name disposes of a portion of such shares, the Plan Administrator will continue to reinvest the dividends on the remainder of such shares up to the number of shares of Common Stock originally specified in the Enrollment and Authorization Card.

     For example, if a participant authorized the Plan Administrator to reinvest the cash dividends on 50 shares of Common Stock out of a total of 100 shares registered in his or her name, and then the participant disposed of 25 shares, the Plan Administrator would continue to reinvest the cash dividends on 50 of the remaining shares. Alternatively, if the participant disposed of 75 shares of Common Stock, the Plan Administrator would continue to reinvest the cash dividends on all of the remaining 25 shares.

24. In whose name will certificates be registered when issued to participants?

     Shareholder accounts under the Plan are maintained in the names in which certificates of participants were registered at the time they entered the Plan. Accordingly, certificates for whole shares of Common Stock will be similarly registered when issued. Should a participant want such shares registered in any name other than that of the holder of record participating in the Plan, he or she must indicate such name in his or her request. In the event of such re-registration, a participant would be responsible for any possible transfer taxes and for compliance with any applicable transfer requirements. In addition, federal backup withholding of 31% may apply to dividends subsequently paid on such re-registered shares unless the taxpayer identification number of the person in whose name such shares are registered is provided to the Plan Administrator. (See Question 34.)

TERMINATION OF PARTICIPATION

25.  How may a participant withdraw from and cease participation in the Plan?

     A participant may withdraw from participation in the Plan at any time.

     In order to withdraw from the Plan entirely, a participant must notify the Plan Administrator in writing that he or she wishes to withdraw. Such notice should be forwarded to the Plan Administrator at the address set forth in Question 3. When a participant withdraws from the Plan or upon termination of the Plan by the Company, a certificate for the number of whole shares of Common Stock credited to his or her account under the Plan will be issued and a cash payment will be made for any fractions of a share. Such cash payment will be based on the actual market price of a share of Common Stock less any brokerage fees or commissions, any other costs of sale and any transfer tax. Federal backup withholding of 31% may apply to any such cash payments from the Plan. (See Question 34.)

     If the request to withdraw and cease participation is received by the Plan Administrator prior to the record date for a dividend, the withdrawal will be processed promptly following receipt of the request.

     If the request to withdraw and cease participation is received by the Plan Administrator on or after the record date for a dividend payment, such request may not become effective until any cash dividend paid on the dividend payment date has been reinvested and the shares of Common Stock purchased are credited to the participant's account under the Plan. The Plan Administrator, in its sole discretion, may either pay any such dividend in cash or reinvest it in Common Stock on behalf of the terminating participant. Any optional cash payment that a participant has sent to the Plan Administrator prior to the request for withdrawal will be invested in Common Stock unless such participant expressly requests, in the request for withdrawal, that the Plan Administrator return such optional cash payment and such request for withdrawal is received at least two business days prior to the Investment Date. The request for withdrawal will then be processed as promptly as possible following such Investment Date.

     After a participant ceases to participate in the Plan, all subsequent dividends will be paid to the participant in cash unless he or she re-enrolls in the Plan, which he or she may do at any time by requesting an Enrollment and Authorization Card from the Plan Administrator or from the Company, and completing and forwarding such card to the Plan Administrator at the address set forth in Question 3.

     In his or her written request for withdrawal of shares from the Plan, a participant may also request that all or a portion of the whole shares of Common Stock credited to his or her account be sold. If he or she requests such sale, the sale will be made by the Plan Administrator as promptly as possible after processing the request for withdrawal. Subject to the applicability of federal backup withholding, the participant will receive the proceeds from such sale, less any brokerage fees or commissions, a $10.00 service fee, any other costs of sale and any applicable transfer tax.

SAFEKEEPING

26. How does a participant deposit shares of Common Stock for safekeeping under the Plan?

     A participant may deposit with the Plan Administrator any Common Stock certificates registered in his or her name for safekeeping under the Plan. There is no charge for this custodial service and by having the Plan Administrator hold such certificates, a participant is relieved of the responsibility for loss, theft or destruction of any such certificates. Dividends paid on shares of Common Stock held for safekeeping by the Plan Administrator will be reinvested in shares of Common Stock pursuant to the Plan.

     Participants who wish to deposit their Common Stock certificates with the Plan Administrator for safekeeping under the Plan should send their certificates (which need not be endorsed) to the Plan Administrator at the address set forth in Question 3. Because the participant bears the risk of loss in sending Common Stock certificates to the Plan Administrator, it is recommended that certificates be sent by registered mail, return receipt requested and properly insured. Whenever certificates are issued to a participant either upon request for withdrawal or termination of participation, new, differently numbered certificates will be issued.

27. May a participant request that his or her shares of Common Stock be deposited for safekeeping under the Plan without having the dividends thereon reinvested?

     No. All dividends paid on Common Stock held by the Plan Administrator for safekeeping under the Plan will be reinvested in additional shares of Common Stock until such Common Stock is withdrawn from participation in the Plan.

OTHER INFORMATION

28. If the Company has a rights offering, how will the rights on the shares of Common Stock held under the Plan be handled?

     If a participant is entitled to participate in a rights offering, he or she will receive rights certificates for only the number of whole shares of Common Stock held for his or her account under the Plan.

29. What happens if the Company splits its stock or declares a dividend or other distribution payable in stock or other noncash assets?

     Any dividend payable in Common Stock or split shares of Common Stock distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be added to the participant's account. Any dividend or other distribution payable in stock other than Common Stock and all other noncash dividends distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be mailed directly to such participants in the same manner as to shareholders who are not participating in the Plan. Of course, all stock dividends, split shares and other noncash distributions made on shares of Common Stock registered in the name of the participant and not held by the Plan will also be mailed directly to the participant.

30. How will a participant's shares of Common Stock held in the Plan be voted at shareholders' meetings?

     Shares of Common Stock held by the Plan Administrator under the Plan for a participant will be voted as the participant directs in a proxy card provided for that purpose. A proxy card will be sent to each participant in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the Plan. This proxy will apply to all whole shares of Common Stock registered in the participant's own name, if any, as well as to all shares credited to the participant's account under the Plan. The Plan Administrator will aggregate the participants' shares voting in a certain way on each matter presented to the shareholders and, after completing such aggregation, any fractions of a share will not be voted.

31. What are the responsibilities of the Company and the Plan Administrator under the Plan?

     The Company and the Plan Administrator will not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or with respect to the prices at which shares of Common Stock are purchased or sold for the participant's account, the times when such purchases or sales are made, or with respect to any fluctuation in market value of the Common Stock.

     The participant should recognize that neither the Company nor the Plan Administrator can assure him or her of a profit or protect the participant against a loss on the Common Stock purchased by him or her under the Plan.

32.  May the Plan be changed or discontinued?

     Notwithstanding any other provision of the Plan, the Board of Directors of the Company or any designated committee thereof may amend, suspend, modify or terminate the Plan at any time (including the period between a record date and a dividend payment date). Notice of any such amendment, suspension, modification or termination will be sent to all participants. Upon a termination of the Plan, any uninvested optional cash payments will be returned, certificates for whole shares of Common Stock credited to a participant's account under the Plan will be issued, and a cash payment will be made for any fractions of a share credited to a participant's account. Such cash payment may be subject to backup withholding and will be based on the actual market price of a share of Common Stock less any brokerage fees or commissions, any other costs of sale and any transfer tax.

TAXES

33. What are the federal income tax consequences of participation in the Plan?

     Reinvested Dividends. In the case of shares of Common Stock purchased directly from the Company with reinvested dividends, a participant will be subject to federal income tax on a taxable dividend in an amount equal to the number of shares of Common Stock so purchased multiplied by the fair market value (as defined below) on the Investment Date of the shares so acquired. The participant's basis in such shares will also equal the fair market value of the shares on the relevant Investment Date.

     Alternatively, when the Plan Administrator purchases shares of Common Stock on the open market with reinvested dividends, a participant will be subject to federal income tax on a taxable dividend in an amount equal to the actual purchase price to the Plan Administrator of the shares so acquired plus that portion of any brokerage commissions paid by the Company which is attributable to the purchase of the participant's shares. The participant's basis in such shares will equal their actual purchase price to the Plan Administrator plus allocable brokerage commissions.

     For purposes of this Question, the "fair market value" of shares on the Investment Date will be determined under applicable Internal Revenue Service regulations. Under those regulations, if the Common Stock trades on the Investment Date, the fair market value is the average of the high and low sales prices as reported on the NASDAQ-NMS for that date; if the Common Stock does not trade on that date, the fair market value is the weighted average of the mean of the high and low sales prices on the nearest trading dates before and after the Investment Date.

     Optional Cash Payments. In the case of shares of Common Stock purchased on the open market with optional cash payments, a participant will be subject to federal income tax on a taxable dividend in an amount equal to the portion of any brokerage commissions paid by the Company which is attributable to the purchase of the participant's shares. The participant's basis in such shares will be the actual purchase price to the Plan Administrator of such shares plus allocable brokerage commissions.

     In the case of shares of Common Stock purchased directly from the Company with optional cash payments, a participant will not be treated as having received any taxable dividend. The participant's basis in such shares will be the actual purchase price to the Plan Administrator of such shares.

     Receipt or Disposition of Shares. A participant will not realize any taxable income when he or she receives a certificate for whole shares of Common Stock credited to his or her account, either upon his or her request for a certificate for certain of such shares or upon withdrawal from or termination of the Plan.

     A participant will realize gain or loss when shares of Common Stock are sold or exchanged, whether such sale or exchange is pursuant to his or her request upon his or her withdrawal from the Plan or takes place after withdrawal from or termination of the Plan. In the case of fractions of a share, a participant will realize gain or loss when he or she receives a cash payment for such fractions of a share credited to his or her account. The amount of such gain or loss will be the difference between the amount which the participant receives for such whole shares or fractions of a share and the tax basis thereof. The holding period of Common Stock credited to a participant's account will begin on the day following the date of purchase.

     Additional Information. An information statement (on Form 1099) will be sent to each participant and to the Internal Revenue Service at year-end showing the amounts taxable to the participant during the year.

     All participants are urged to consult their own tax advisors to determine the particular tax consequences, including consequences under state and local tax laws, which may result from their participation in the Plan and the subsequent disposal by them of shares of Common Stock purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction.

34. How are federal backup withholding provisions applied to participants in the Plan?

     Under the federal income tax law, each participant in the Plan is required to provide his or her correct taxpayer identification number to the Plan Administrator. For an individual, the taxpayer identification number is his or her social security number. If the correct number is not provided, dividends paid on shares of Common Stock held for a participant under the Plan and dividends paid on shares of Common Stock held by a participant (including dividends paid into the Plan and including any deemed dividends resulting from the payment of brokerage fees by the Company) may be subject to backup withholding. In addition, cash distributions from the Plan as described in Questions 25 and 32 may be subject to backup withholding.

     If backup withholding applies, 31% of any such dividends or payments is required to be withheld. Exempt participants (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. In order to qualify as exempt, a foreign individual must submit a statement attesting to that individual's exempt status.

     Forms for certifying a participant's taxpayer identification number and for establishing the exemption of a foreign participant as well as additional information concerning the requirements for certification may be obtained by writing the Plan Administrator at the address set forth in Question 3 or by calling the Plan Administrator at 312-360-5291.

                                USE OF PROCEEDS

     The Company does not know the number of shares of Common Stock that ultimately will be sold under the Plan, or the prices thereof, but the Company intends to use the proceeds it receives from its sales of Common Stock for general corporate purposes, including working capital. The Company is unable to estimate the amount of the proceeds which will be devoted to any specific purposes.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 0-20244) pursuant to the Exchange Act, or as otherwise indicated, are incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, (the "1996 Form 10-K");

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1996; March 31, 1997; and June 30, 1997;

     3. The description of the Company's Common Stock contained in Item 4 of its Registration Statement on Form 8-A, as filed with the Commission on May 25, 1992, as amended on June 17, 1992 pursuant to Section 12(b) of the Exchange Act.

     All documents and reports subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement, of which this Prospectus forms a part, which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                 LEGAL MATTERS

     Legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Gallop, Johnson & Neuman, L.C. ("GJN"), 101 South Hanley Road, Suite 1600, St. Louis, Missouri 63105. Donald P. Gallop is Chairman of GJN, and serves as a Director of the Company and beneficially owned 15,361 shares of the Company's common stock as of December 12, 1996.

                                    EXPERTS

     The consolidated financial statements and schedule of Data Research Associates, Inc. appearing in the Data Research Associates, Inc.'s Annual Report (Form 10-K) for the year ended September 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which as to the years 1996 and 1995, are based in part on reports of other auditors. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of MultiLIS Europe, S.A. (a wholly-owned subsidiary of the Company), which are incorporated herein by reference to the 1996 Form 10-K, have been audited by Deloitte Touche Tohmatsu, independent auditors, set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of DRA Information, Inc. (a wholly-owned subsidiary of the Company), which are incorporated herein by reference to the 1996 Form 10-K, have been audited by Price Waterhouse, independent accountants, as stated in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                INDEMNIFICATION

     The following is a brief summary of certain indemnification provisions of the Company's By-laws, the General and Business Corporation Law of the State of Missouri and the liability and reimbursement insurance policy covering members of the Board of Directors and officers of the Company. This summary is qualified in its entirety by reference to the text thereof.

     The Company's By-laws provide for indemnification by the Company, to the fullest extent authorized by law, of any person who is or was a director or officer of the Company and who is or was, or is threatened to be, involved in any manner in any civil or criminal proceedings by reason of the fact that such person is or was a director, officer, employee or agent of the Company or was serving as a director, officer, employee or agent of another entity at the request of the Company. Such indemnification would include liabilities arising under the Securities Act of 1933, as amended ("Securities Act"). In general, Missouri law allows a corporation to indemnify its directors and officers if the director or officer acted in good faith and in a manner such director or officer reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful. In addition, the Company's By-laws eliminate the liability of a director to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director to the extent permitted by Missouri law. The Company also has a directors' and officers' liability and reimbursement insurance policy designed to reimburse the Company for certain payments made by it pursuant to such indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     If any participant in the Plan misplaces or loses a copy of this Prospectus, the Company will promptly furnish, without charge, an additional copy of this Prospectus upon the written or oral request of such participant. Requests for such copies should be directed to the Shareholder Relations Department, Data Research Associates, Inc., 1276 North Warson Road, St. Louis, Missouri 63132, telephone (314) 432-1100.

                                   PART II

     Information Not Required In The Prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities covered hereby, all payable by the Registrant, are estimated to be as follows:

     SEC Registration Fee                                $  1,210
     Blue sky fees and expenses                                 0
     Legal Fees and Expenses                                1,500
     Accounting fees and expenses                           2,500
     Printing and engraving                                 5,000
     Transfer Agent's and Registrars' Fee                   5,000
     Miscellaneous                                            500
          TOTAL                                         $  15,710

Item 15.  Indemnification of Directors and Officers.

     Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee, or agent of the corporation in any action, suit, or proceeding other than an action by or in the right of the corporation, against expenses (including attorney's fees), judgments, fines, and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct, unless authorized by the court. Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit, or proceeding if he has been successful in defense of such action, suit, or proceeding and if such action, suit, or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2).
Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct.

     The By-laws of the Company contain provisions indemnifying its directors, officers, employees, and agents to the extent authorized specifically by Sections 351.355(1), (2), (3), and (7).

     The foregoing statements are qualified in their entirety by the actual provisions of Section 351.355 of the General and Business Corporation Act of the State of Missouri and Article XII of the Company's By-laws, as applicable.

     The Company maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts, as defined in this policy, in their respective capacities as directors or officers.

Item 16.  Exhibits.

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
               (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 23, 1997.

                                        DATA RESEARCH ASSOCIATES, INC.


                                        By:       /s/Michael J. Mellinger
                                        Name:  Michael J. Mellinger
                                        Title:  Chairman, President and
                                                Chief Executive Officer


                              POWER OF ATTORNEY

We, the undersigned officers and directors of Data Research Associates, Inc. hereby severally and individually constitute and appoint Michael J. Mellinger and Katharine W. Biggs, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-3 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on October 23, 1997 in the capacities indicated.

             Signature                                    Title
(i) Principal Executive Officer:

/s/Michael J. Mellinger                       Director, Chairman of the Board,
Michael J. Mellinger                               President and Chief
                                                    Executive Officer

(ii) Principal Financial and Accounting Officer:

/s/Katharine W. Biggs                         Vice President, Chief Financial
Katharine W. Biggs                                  Officer and Treasurer

(iii) Directors:

/s/F. Gilbert Bickel III
F. Gilbert Bickel III

/s/Carole Cotton
Carole Cotton

/s/Donald P. Gallop
Donald P. Gallop

/s/Howard L. Wood
Howard L. Wood

Constituting a majority of the Board of Directors



                                  EXHIBIT INDEX

Exhibit
Number                      Description                                   Page

5. Opinion of Gallop, Johnson & Neuman, L.C. regarding the legality of the securities being registered.

23.1    Consent of Ernst & Young LLP, independent auditors.

23.2 Consent of Deloitte Touche Tohmatsu, independent accountants, with respect to MultiLIS Europe, S.A.

23.3 Consent of Price Waterhouse, independent accountants, with respect to DRA Information, Inc.

23.4    Consent of Gallop, Johnson & Neuman, L.C. (incorporated by
        reference to Exhibit 5).                                             *

24. Power of Attorney (included on signature page of registration statement)

*   Incorporated by Reference